UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2015

Date of Report (Date of earliest event reported)

QUANTUMSPHERE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53913	20-3925307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2905 Tech Center Drive, Santa Ana, CA 92705
(Address of principal executive offices, with zip code)

714-545-6266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Note Purchase Agreement, Promissory Notes and Warrants

QuantumSphere, Inc., a Nevada corporation (the “Registrant”), closed an unsecured debt financing with certain accredited investors (the “Lenders”) where the Registrant issued Three Hundred Twenty-Five Thousand Dollars ($325,000) in Promissory Notes (“Notes”) with detachable common stock purchase warrants (“Warrants”).

The Notes shall mature no later than the six (6) month anniversary of issuance, with the express understanding that the Notes shall mature on, and be immediately repaid from, the next financing of the Registrant (the “Maturity Date”). The Notes are unsecured and shall bear simple interest (“Interest”), calculated on the basis of a 360-day year. Specifically, Interest shall accrue on the Notes from the date of issuance until the date of repayment as follows: (i) twenty percent (20%) from issuance of the Note through the sixty (60) day anniversary of the Note; (ii) thirty percent (30%) from day sixty-one (61) through day ninety (90); (iii) forty percent (40%) from day ninety-one (91) through day one hundred twenty (120); (iv) fifty percent (50%) from day one hundred twenty-one (121) through day one hundred fifty (150); (v) sixty percent (60%) from day one hundred fifty-one (151) through day one hundred eighty (180); and (vi) an additional ten percent (10%) for each thirty (30) day period following the one hundred eighty (180) day anniversary of the Note. All accrued Interest on the Notes shall be payable at the Maturity Date.

In connection with the Notes, the Lenders shall also be issued Warrants equal to one hundred twenty percent (120%) of the face value of the Notes based upon an exercise price of Three Dollars ($3.00) per share, provided that the Note is repaid on or before the sixty (60) day anniversary of the issuance of the Notes. If the Notes are repaid thereafter, then the warrant coverage will be as follows: (i) one hundred thirty percent (130%) of the face value of Notes from day sixty-one (61) through day (90); (ii) one hundred forty percent (140%) of the face value of Notes from day ninety-one (91) through day one hundred twenty (120); (iii) one hundred fifty percent (150%) of the face value of Notes from one hundred twenty-one (121) through day one hundred fifty (150); (iv) one hundred sixty percent (160%) of the face value of the Notes from day one hundred fifty-one (151) through day one hundred eighty (180); and (v) an additional ten percent (10%) of the face value of the Notes for each thirty (30) day period following the one hundred eighty (180) day anniversary of the issuance of the Notes.

The Warrants shall be exercisable for a period of five (5) years. However, the Warrants may be called by the Registrant upon the common stock of the Registrant having an average closing bid price of $3.60 per share for a period of ten (10) consecutive trading days. Upon the Registrant calling the Warrants, each holder thereof shall have a period of thirty (30) days to exercise their respective Warrant, or their Warrant will expire upon payment by the Registrant of the sum of $0.01 per share to the holder of the Warrant.

Pursuant to the terms of the Registration Rights Agreement entered into by and between the Registrant and the Lenders (the “Registration Rights Agreement”), the Lenders received unlimited piggyback registration rights with respect to the shares of common stock issuable upon the exercise of the Warrants.

The foregoing description of the Note Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Note Purchase Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The forms of Note, Warrant and Registration Rights Agreements are included as exhibits to the Note Purchase Agreement and are attached hereto to Exhibit 10.1.

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ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Note Purchase Agreement (Forms of Note, Warrant and Registration Rights Agreement are attached as Exhibits A-C)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUMSPHERE, INC.

Date: September 21, 2015	By:	/s/ Kevin D. Maloney
Kevin D. Maloney
	Title:	President and Chief Executive Officer

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